UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 7, 2002

                         TRINITY MEDICAL GROUP USA, Inc.

             (Exact name of registrant as specified in its charter)


Florida                                                      68-0438943
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


P.O. BOX 150987, SAN RAFAEL, CA 94915-0987
(Address of principal executive offices) (zip code)
Registrant's telephone number, including area code:
(702) 920-8528

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)  Grant Thornton LLP

(i) On October 21, 2002, Grant Thornton LLP resigned as Trinity Medical Group US, Inc.'s independent public accountants for no stated reason.

(ii) The reports of Grant Thornton LLP on the financial statements for the past two years (2000 and 2001) did contain a report of going concern qualification. Our Form 8-K dated (date of earliest event reported) October 21, 2002 erroneously stated that Grant Thornton LLP had not qualified any of their opinions expressed in their auditors' reports for any periods for which they conducted TMGU's audits.

(iii) In connection with its audits for the two most recent years (2000 and 2001) and through October 21, 2002, there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv) During the two most recent years (2000 and 2001) and through October 21, 2002, there have been no reportable events (as defined in Regulation S-K
       Item 304(a)(1)(v)).

(v) TMGU has requested that Grant Thornton LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from TMGU to Grant Thornton LLP dated October 28, 2002, 2002 is filed as Exhibit 1 to this Form 8-K.

(b)    Stonefield Josephson, Inc

On November 4, 2002, the Registrant engaged the firm of Stonefield Josephson, Inc. (the "New Auditor"), as its independent auditor for the Registrant's fiscal year ending December 31, 2002. The Registrant did not consult the New Auditor with respect to either the Prior Fiscal Periods or the Interim Period as regards
(i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of any Disagreements or Reportable Events. The engagement of the New Auditor was approved by the Registrant's Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TRINITY MEDICAL GROUP USA, INC
(Registrant)
November 7, 2002


By:  /s/ James S. Namnath
   ---------------------------------
Name:  James S. Namnath
Title: Chief Executive Officer